UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 11, 2010
Date of Report (Date of earliest event reported)

INTERNET BRANDS, INC.

(Exact name of Registrant as specified in this charter)

Delaware	001-33797	95-4711621
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

909 North Sepulveda Blvd., 11th Floor, El Segundo, CA 90245

(Address of principal executive offices and zip code)

(310) 280-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 11, 2010, Internet Brands, Inc. (the “Company”) held its annual meeting of stockholders. There were 88,766,930 total votes present at the annual meeting in person or by proxy. This number includes the votes of holders of 28,266,930 shares of Class A common stock and 3,025,000 shares of Class B common stock, where the Class B common stock represented 60,500,000 votes by its holder.

The Company’s stockholders elected each of eight nominees to serve on the Company’s board of directors for a one-year term or until their successors are duly elected and qualified. There was no solicitation in opposition to the nominees as listed in the Company’s proxy statement for the annual meeting. All nominees received affirmative votes for their election as director in excess of the vote required for election. Set forth below are the final voting results for the proposal submitted to a vote of stockholders at the annual meeting.

Proposal —Election of Directors:

Nominee	For	Withheld
Robert N. Brisco	88,611,251	155,679
W. Allen Beasley	88,638,224	128,706
Kenneth B. Gilman	88,584,108	182,822
Marcia Goodstein	88,474,174	292,756
William Gross	88,476,674	290,256
Martin R. Melone	88,270,938	495,992
Howard Lee Morgan	88,613,201	153,729
James R. Ukropina	88,581,608	185,322

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	INTERNET BRANDS, INC.

	By:	/S/ ROBERT N. BRISCO
Robert N. Brisco
Chief Executive Officer